UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2022

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street, Suite 1900

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 375-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.003 par value	LNG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Executive Vice President and Chief Operating Officer

On September 21, 2022, Corey Grindal, Executive Vice President, Worldwide Trading of Cheniere Energy, Inc. (the “Company” or “Cheniere”), was appointed as Executive Vice President and Chief Operating Officer of the Company, effective January 2, 2023.

Mr. Grindal, 51, currently serves as Executive Vice President, Worldwide Trading. Mr. Grindal also serves as Executive Vice President, Worldwide Trading of Cheniere Energy Partners GP, LLC, a wholly-owned subsidiary of Cheniere and the general partner of Cheniere Energy Partners, L.P. Mr. Grindal previously served as Senior Vice President, Gas Supply from September 2016 to September 2020, after joining Cheniere in June of 2013 as Vice President of Supply. Mr. Grindal has over 20 years of experience in pipeline construction and operations, project management, and natural gas and power trading. Prior to joining Cheniere, Mr. Grindal was with Deutsche Bank and was responsible for physical and financial trading. Prior to Deutsche Bank, Mr. Grindal held positions with Louis Dreyfus and the Tenneco/ El Paso companies. Mr. Grindal holds a B.S. degree in Mechanical Engineering with Honors from the University of Texas at Austin.

In connection with the appointment to his new position, Mr. Grindal will enter into the Company’s standard form of indemnification agreement for officers. The form of indemnification agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 20, 2020.

There are no arrangements or understanding between Mr. Grindal and any other persons pursuant to which he was appointed as Executive Vice President and Chief Operating Officer and no family relationship among any of the Company’s directors or executive officers and Mr. Grindal.

Mr. Grindal’s son, Christian Grindal, is a non-executive employee of Cheniere who earned aggregate cash compensation of approximately $108,000 for fiscal year 2021, consisting of base salary and cash bonus, and equity compensation consisting of restricted stock unit (“RSU”) awards with a grant date fair value of $10,899. Christian Grindal is expected to earn aggregate cash compensation of approximately $130,000–$140,000 for fiscal year 2022, consisting of base salary, cash bonus and certain relocation and associated transportation expenses, in addition to receiving equity compensation consisting of RSU awards with a grant date fair value of $11,584. In addition, Christian Grindal received in 2021 and is eligible to receive in 2022 other customary employee benefits. The compensation for Christian Grindal was established by the Company in accordance with its compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions, without the involvement of Corey Grindal.

Item 7.01	Regulation FD Disclosure.

The Company’s press release announcing the appointment of Mr. Grindal as Executive Vice President and Chief Operating Officer is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information included in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

99.1*	Press Release, dated September 21, 2022

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: September 21, 2022	By:	/s/ Zach Davis
	Name:	Zach Davis
	Title:	Executive Vice President and Chief Financial Officer